STEINROE SERVICES, INC.
                                PROMISSORY NOTE

$30,000,000.00                                      January 31, 1995

SteinRoe Services, Inc. (the "Borrower"), for value received, promises to pay to the order of Liberty Financial Companies, Inc., a Massachusetts corporation incorporated May 7, 1991 (the "Lender") the principal sum of THIRTY MILLION DOLLARS ($30,000,000.00) on March 31, 2000, and to pay interest on the unpaid principal balance hereof at an interest rate of 8% per annum from the date of this Note until the principal hereof is paid. Interest shall be due and payable hereon semiannually on June 30 and December 31 (each an "Interest Payment Date") in each year until payment of the principal balance hereof, including the date of maturity. If any Interest Payment Date falls on a day that is not a Business Day, the interest payable with respect to this Note on such date shall be paid on the next succeeding Business Day with the same force and effect as if paid on such Interest Payment Date. As used herein, "Business Day" means any day that is not a Saturday or Sunday and that is not a day on which the principal place of business of the Lender is closed or a day on which banking institutions in the City of Boston are generally authorized or obligated by law or executive order to close. Interest shall be computed as if each calendar year consisted of 360 days and each calendar month consisted of 30 days. All payments shall be made in lawful currency of the United States of America in immediately available funds.

This note may be redeemed in whole or in part at the option of the Borrower on any Business Day before maturity at a redemption price of 100% of the principal amount to be redeemed, together with interest accrued to the date of redemption. Notice of the Borrower's option to elect redemption of this Note shall be given to the Lender or holder not less than two Business Days before the date which the Borrower fixes for redemption.

The Borrower may treat the holder of this Note as the absolute owner hereof for the purpose of receiving payment of, or on account of, the principal and interest due hereon and for all other purposes.

The Borrower hereby waives presentment, demand, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

This Note shall have the effect of an instrument executed under seal and shall be governed by the laws of the Commonwealth of Massachusetts.

                    STEINROE SERVICES, INC.
                    (Borrower)

                    /s/ Hans P. Ziegler
                    ------------------------------------------
                    Hans P. Ziegler, President